                                                                   Exhibit 99.2

            UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

  The accompanying unaudited pro forma consolidated financial information has been derived by the application of pro forma adjustments to our historical consolidated financial statements included elsewhere in this document. The pro forma adjustments give effect to:

  . the issuance of 3.7 million shares of our common stock for all of the stock of R&B Communications. This merger has been accounted for using the purchase method of accounting.

  . the acquisition of Richmond-Norfolk PCS for cash of $407.3 million, our 22% limited partnership interest in RSA 5, the analog assets and operations of RSA 6 and the assumption of $20.0 million of lease obligations. This acquisition has been accounted for using the purchase method of accounting.

  . the increase in our common ownership in the Virginia Alliance and West
    Virginia Alliance of 70.3% and 34.3%, respectively, and the subsequent consolidation (entities were previously accounted for on the equity method) due to:

   -- our merger with R&B Communications, which owns approximately 20.8% and 34.3% of the common interests of the Virginia Alliance and the West Virginia Alliance, respectively;

   -- the Virginia Alliance's redemption of its Series A preferred membership interests for $16.8 million; and

   -- the conversion by us and R&B Communications of our respective Series B preferred membership interests in the Virginia Alliance into common interests.

    The increase in our common ownership interests in the Alliances has been accounted for as a step acquisition.

  . the sale of the capital stock of CFW Information Services Inc., the provider of our directory assistance services.

  . the adjustment to rental expense, depreciation expense and the amortization of deferred gain associated with the sale and leaseback of certain communications tower sites.

  . the like-kind exchange of certain WCS licenses for certain AT&T PCS licenses, which has no effect on the pro forma balance sheet or statement of operations.

  . the sale of $375 million of debt securities in a private placement and the closing of a new senior credit facility.

  . the sale of our Series B, Series C and Series D Preferred Stock for gross proceeds of $225.0 million.

  . the repayment of substantially all of our existing indebtedness and that of the Alliances.

  . the payment of fees and expenses related to the Transactions (as defined below).

  The term "Transactions" refers to:

  . the issuance and sale of $375 million of debt securities in a private placement;

  . the anticipated borrowings under the new senior credit facility;

  . the repayment of our existing senior indebtedness;

  . the sale and issuance of our Series B, Series C and Series D Preferred
    Stock;

  . our acquisition of Richmond-Norfolk, PCS;

  . our merger with R&B Communications;

  . our acquisition of PCS licenses from AT&T and disposition of WCS licenses to AT&T;

  . our consolidation of the Virginia Alliance and the West Virginia
    Alliance;

  . our dispositions of RSA 5 and RSA 6; and

  . our disposition of our directory assistance operations.

  Our unaudited pro forma consolidated balance sheet as of March 31, 2000 has been prepared as if the Transactions had occurred on that date. The unaudited pro forma consolidated statements of operations for the periods presented give effect to the Transactions as if they had occurred January 1, 1999. The adjustments, which are based upon available information and upon certain assumptions that we believe are reasonable, are described in the accompanying notes. The actual allocation of these adjustments will be different and the difference may be material.

  The unaudited pro forma consolidated financial statements should not be considered indicative of actual results that would have been achieved had the Transactions been consummated on the date or for the periods indicated and do not purport to indicate balance sheet data or results of operations as of any future date or for any future period.

  The unaudited pro forma consolidated financial information should be read in conjunction with the historical financial statements and the notes thereto included elsewhere in this document.

                           CFW COMMUNICATIONS COMPANY

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                              as of March 31, 2000
                                 (in thousands)

                                                    Acquisitions
                                     -------------------------------------------
                                     Richmond -                          West
                                      Norfolk               Virginia   Virginia                  Pro Forma
                             CFW        PCS        R&B      Alliance   Alliance     Pro Forma        As
                          Historical Historical Historical Historical Historical Adjustments (a)  Adjusted
                          ---------- ---------- ---------- ---------- ---------- --------------- ----------
         ASSETS
Current assets
 Cash and cash
  equivalents...........   $    311   $    269   $ 9,421    $     65   $15,071      $ (9,767)    $   15,370
 Accounts receivable,
  net...................     14,091      4,568     2,389       2,032     1,601        (3,230)        21,451
 Other receivables......      5,841        316     2,681         --        --          6,031         14,869
 Inventories, materials
  and supplies..........        960         94       266       9,098       767           (57)        11,128
 Prepaid expenses and
  other.................        882        859       176         429        55           --           2,401
                           --------   --------   -------    --------   -------      --------     ----------
 Total current assets...     22,085      6,106    14,933      11,624    17,494        (7,023)        65,219
Restricted cash.........        --         --        --          --        --         91,000         91,000
Securities and
 investments............     36,949        --     17,583         --        --          2,123         56,655
Subordinated capital
 certificates...........        --         --        --        4,529     2,518        (7,047)           --
Property and equipment,
 net....................    129,148    133,659    25,125      99,382    42,975        (8,556)       421,733
Other assets
 Cost in excess of net
  assets of business
  acquired..............     23,956        --        --          --        --        528,220        552,176
 Other..................      8,471        559     2,435         837     3,271        19,453         35,026
                           --------   --------   -------    --------   -------      --------     ----------
 Total other assets.....     32,427        559     2,435         837     3,271       547,673        587,202
                           --------   --------   -------    --------   -------      --------     ----------
 Total assets...........   $220,609   $140,324   $60,076    $116,372   $66,258      $618,170     $1,221,809
                           ========   ========   =======    ========   =======      ========     ==========
    LIABILITIES AND
  SHAREHOLDERS' EQUITY
        (DEFIT)
Current liabilities
 Accounts payable.......   $  8,601   $  2,645   $   559    $  5,659   $ 6,353      $   (216)    $   23,601
 Current portion of
  long-term debt and
  capital lease
  obligations...........        --       3,857       312         --        --            --           4,169
 Current portion of
  recognized losses in
  PCS ventures..........        --         --      1,318         --        --         (1,318)           --
 Other accrued
  liabilities...........     11,294      6,688     1,004       5,607     1,600          (679)        25,514
                           --------   --------   -------    --------   -------      --------     ----------
 Total current
  liabilities...........     19,895     13,190     3,193      11,266     7,953        (2,213)        53,284
Long-term debt..........     44,362        --      7,466     116,119    51,547       325,741        545,235
Capital lease
 obligations............        --      18,838       --          --        --            --          18,838
Long-term liabilities
 Deferred income taxes..     27,684        --      8,737         --        --          5,297         41,718
 Retirement benefits....     11,155        --        --          --        --           (195)        10,960
 Long-term portion of
  recognized losses in
  PCS ventures..........        --         --      5,130         --        --         (5,130)           --
 Other..................      2,962      2,933     1,945       9,363    10,847           --          28,050
                           --------   --------   -------    --------   -------      --------     ----------
 Total long-term
  liabilities...........     41,801      2,933    15,812       9,363    10,847           (28)        80,728
                           --------   --------   -------    --------   -------      --------     ----------
Minority interests......      1,847        --        --          --        --         (1,543)           304
Series A preferred
 redeemable membership
 interests..............        --         --        --       15,410       --        (15,410)           --
Series B redeemable
 preferred stock........        --         --        --          --        --        106,670        106,670
Series C redeemable
 preferred stock........        --         --        --          --        --        106,670        106,670
Shareholders' equity
 (deficit)/members'
 equity (deficit).......    112,704    105,363    33,605     (35,786)   (4,089)       98,283        310,080
                           --------   --------   -------    --------   -------      --------     ----------
 Total liabilities and
  shareholders' equity..   $220,609   $140,324   $60,076    $116,372   $66,258      $618,170     $1,221,809
                           ========   ========   =======    ========   =======      ========     ==========

                          CFW COMMUNICATIONS COMPANY

                 NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET

  The pro forma financial data have been derived by the application of pro forma adjustments to our historical financial statements as of the date noted.

  (a) Pro forma adjustments to the Pro Forma Consolidated Balance Sheet are summarized in the following table (in thousands) and are described in the notes that follow.

                                                Repayment
                                    Transaction    of                    Alliance     Acquisition of Disposition of
                                     Fees and   Existing   Merger with     Step         Richmond -      Directory   Total Net
                       Financing(1) Expenses(2)  Debt(3)      R&B(4)   Acquisition(5) Norfolk PCS(6)  Assistance(7) Adjustment
                       ------------ ----------- ---------  ----------- -------------  -------------- -------------- ----------
Cash and cash
 equivalents.....        $659,000    $(41,000)  $(192,486)  $ (1,300)    $(16,848)      $(436,937)      $19,804      $ (9,767)
Accounts
 receivable,
 net.............             --          --          --         --           --           (1,212)       (2,018)       (3,230)
Other
 receivables.....             --        4,804         143        --           --              --          1,084         6,031
Inventories,
 materials and
 supplies........             --          --          --         --           --              --            (57)          (57)
Restricted cash..          91,000         --          --         --           --              --            --         91,000
Securities and
 investments.....             --          --          --        (959)       1,182            (596)        2,496         2,123
Subordinated
 capital
 certificates....             --          --       (7,047)       --           --              --            --         (7,047)
Property and
 equipment, net..             --          --          --         --           --           (2,724)       (5,832)       (8,556)
Cost in excess of
 net assets of
 business
 acquired........             --        4,500         --     109,650       33,683         380,387           --        528,220
Debt issuance
 costs...........             --       19,825        (368)       --           --              --             (4)       19,453
Accounts
 payable.........             --          --          --         --           --             (125)          (91)         (216)
Current portion
 of recognized
 losses in PCS
 ventures........             --          --          --         --        (1,318)            --            --         (1,318)
Other accrued
 liabilities.....             --          --         (274)     1,250          --             (274)       (1,381)         (679)
Long-term debt...         525,000         --     (199,259)       --           --              --            --        325,741
Deferred income
 taxes...........             --          --          --         --           --            5,835          (538)        5,297
Retirement
 benefits........             --          --          --         --           --              --           (195)         (195)
Long-term portion
 of recognized
 losses in PCS
 ventures........             --          --          --         --        (5,130)            --            --         (5,130)
Minority
 interests.......             --          --          --        (959)         --             (584)          --         (1,543)
Redeemable Series
 A preferred
 membership
 interests.......             --          --          --         --       (15,410)            --            --        (15,410)
Series B
 redeemable
 preferred
 stock...........         110,608      (3,938)        --         --           --              --            --        106,670
Series C
 redeemable
 preferred
 stock...........         110,607      (3,937)        --         --           --              --            --        106,670
Shareholders'
 equity
 (deficit)/members'
 interests/(deficit)..      3,785      (3,996)       (225)   107,100       39,875         (65,934)       17,678        98,283

                          CFW COMMUNICATIONS COMPANY

(1) The adjustments relate to our proposed sale of debt securities in a private placment, the new senior credit facility and the sale of our preferred stock as follows (in thousands):

   New senior secured Term Loan B..................................... $150,000
   Debt securities(i).................................................  375,000
   New preferred stock(ii)............................................  225,000
                                                                       --------
     Total financing.................................................. $750,000
                                                                       ========

  --------
  (i) $91.0 million will be placed in escrow and will be used to fund the first four interest payments on the debt securities.

  (ii) The issuance of our preferred stock and 500,000 warrants for $225.0 million in cash will be allocated as $221.2 million preferred equity and $3.8 million common equity.

(2) The portion of estimated cash expenses attributable to our new senior credit facility and the notes totals $19.8 million and will be recorded as deferred financing costs and will be amortized over the expected life of the debt to be issued. Such estimated debt issuance costs include estimated fees and expenses payable to banks, placement agents, outside professionals and related advisors. Additionally, $4.5 million of estimated transaction expenses have been recorded as goodwill related to the merger with R&B Communications and the acquisition of Richmond-Norfolk PCS. The remaining $16.7 million of estimated cash expenses represent $7.9 million of costs associated with the sale of our preferred stock, $5.6 million ($3.4 million, net of $2.2 million tax) of costs associated with a bridge commitment fee, $2.4 million ($1.5 million, net of $.9 million tax) of costs associated with one-time transaction expenses and $.8 million ($.5 million, net of $.3 million tax) of costs associated with the debt prepayment premium. Additionally, we will incur $3.5 million ($2.1 million, net of $1.4 million tax) in non-cash transaction expense related to 100,000 warrants issued to Welsh Carson in connection with its bridge commitment.

(3) The adjustments include the repayment of existing indebtedness and related accrued interest and the write-off of capitalized debt issuance costs of the combined companies as follows (in thousands):

   CFW................................................................ $ 42,972
   Virginia Alliance..................................................  104,740
   West Virginia Alliance.............................................   51,547
                                                                       --------
     Debt to be refinanced............................................  199,259
   Subordinated capital certificates..................................   (7,047)
   Accrued interest...................................................      274
                                                                       --------
     Total use of cash................................................ $192,486
                                                                       ========

  The related unamortized deferred loan costs of $368,000 ($225,000, net of $143,000 tax) related to the existing indebtedness of the combined companies will be written off as an extraordinary charge upon the repayment of existing indebtedness.

                          CFW COMMUNICATIONS COMPANY

(4) Represents the merger with R&B Communications for 3.7 million of our common shares at $37.86 per share (the average of our closing common stock price for the two days prior to announcement and two days subsequent to announcement). The actual number of shares to be issued in the merger is based on the exchange ratio of 60.27 of our shares to one share of R&B Communications. The adjustment to common equity and the excess of the estimated purchase price over the estimated fair value of the net identifiable assets acquired is as follows (in thousands):

   Fair value of CFW common stock issued.............................. $140,705
   Less: R&B Communications, net assets...............................   33,605
                                                                       --------
     Net adjustment to common equity..................................  107,100
   Transaction expenses...............................................    1,300
   Covenant not to compete............................................    1,250
                                                                       --------
     Net adjustment to goodwill....................................... $109,650
                                                                       ========

  We have preliminarily referred to the excess of the estimated purchase price over the estimated fair value of the net identifiable assets acquired as goodwill. The final allocation of the excess purchase price over net identifiable assets, to be determined by an independent appraiser subsequent to close, will include, if applicable, recognition of adjustments of the tangible assets and liabilities to their fair values, the fair value of identifiable intangible assets, including FCC licenses, intellectual property and residual goodwill. We have assumed an average amortization period of 20 years for goodwill for illustrative purposes.

  The adjustment also eliminates the $959,000 investment held by us in certain R&B PCS licenses.

(5) Represents the purchase accounting adjustments necessary to reflect the consolidation of the Virginia and West Virginia Alliances. A controlling interest in the Alliances will be obtained through (i) the merger with R&B Communications, (ii) the contribution of additional common equity capital to the Virginia Alliance and the related redemption of Series A preferred membership interests, and (iii) the conversion of our and R&B Communications' Series B preferred membership interests into common membership interests. Following these transactions, we will own approximately 91.1% and 78.9% of the Virginia Alliance and the West Virginia Alliance, respectively. The adjustment to the excess of the estimated purchase price over the estimated fair value of the net identifiable assets acquired is as follows (in thousands):

   Cash paid for redemption of Series A preferred stock............... $ 16,848
   Less: Carrying value of Series A preferred stock...................  (15,410)
   Elimination of negative investment balance.........................   (7,630)
   Elimination of historical net equity deficit of Alliances..........   39,875
                                                                       --------
     Net adjustment to goodwill....................................... $ 33,683
                                                                       ========

  We have preliminarily referred to the excess of the estimated purchase price over the estimated fair value of the net identifiable assets acquired as goodwill. The final allocation of the excess purchase price over net identifiable assets, to be determined by an independent appraiser subsequent to close, will include, if applicable, recognition of adjustments of the tangible assets and liabilities to their fair values, the fair value of identifiable intangible assets, including FCC licenses, intellectual property and residual goodwill. We have assumed an average amortization period of 20 years for goodwill for illustrative purposes.

(6) Represents the purchase of Richmond-Norfolk PCS for (i) $407.3 million in cash, (ii) the assumption of $20.0 million of lease obligations, (iii) the disposition of our 22% interest in RSA 5 and (iv) the disposition of the analog assets and operations of RSA 6. Prior to consummation of the Transactions, we will purchase

                          CFW COMMUNICATIONS COMPANY
   the 15.9% of the RSA 6 membership interest that we do not own for $10.8 million. The adjustment to the excess of the estimated purchase price over the estimated fair value of the net identifiable assets acquired and common equity is as follows (in thousands):

   Cash paid to PrimeCo............................................. $ 407,250
   Fair value of RSA 6 analog assets and operations.................    75,000
   Fair value of 22% of RSA 5.......................................     3,500
                                                                     ---------
     Total purchase consideration...................................   485,750
   Less:
   Historical net equity of Richmond-Norfolk PCS....................  (105,363)
                                                                     ---------
     Net adjustment to goodwill..................................... $ 380,387
                                                                     =========
   Fair value of RSA 6 analog assets and operations................. $  75,000
   Fair value of 22% of RSA 5.......................................     3,500
   Less: Book value of RSA 6 and RSA 5..............................   (14,340)
                                                                     ---------
     Pre-tax gain on disposition of RSA 6 and RSA 5.................    64,160
   Cash taxes on gain...............................................   (18,896)
   Deferred tax liability...........................................    (5,835)
   Historical net equity of Richmond-Norfolk PCS....................  (105,363)
                                                                     ---------
     Net adjustment to common equity................................ $ (65,934)
                                                                     =========

  We have preliminarily referred to the excess of the estimated purchase price over the estimated fair value of the net identifiable assets acquired as goodwill. The final allocation of the excess purchase price over net identifiable assets, to be determined by an independent appraiser subsequent to close, will include, if applicable, recognition of adjustments of the tangible assets and liabilities to their fair values, the fair value of identifiable intangible assets, including FCC licenses, intellectual property and residual goodwill. We have assumed an average amortization period of 20 years for goodwill for illustrative purposes.

  The net adjustment to cash includes the sum of (i) $407.3 million cash paid to PrimeCo, (ii) $10.8 million paid to acquire the minority interest in RSA 6, and (iii) $18.9 million of cash taxes paid on the gains from disposition of RSA 6 and RSA 5. The remaining adjustments include the elimination of the historical assets and liabilities of RSA 6 and the equity interest in RSA 5.

(7) Includes the disposition of the directory assistance operations to telegate AG for $35.5 million, consisting of $32.0 million in cash and common stock of telegate AG with a fair value of $3.5 million. Substantially all of the assets and liabilities of the business, with the exception of certain land and buildings, will be sold in the transaction. The net adjustment to common equity for the gain on the related disposition is as follows (in thousands):

   Cash proceeds...................................................... $ 32,000
   Fair value of stock consideration..................................    3,500
                                                                       --------
     Total consideration..............................................   35,500
   Cash taxes on gain.................................................  (12,196)
   Net book value of assets sold......................................   (5,626)
                                                                       --------
     Net adjustment to common equity.................................. $ 17,678
                                                                       ========

  The net adjustment to cash includes the cash proceeds of $32.0 million, less $12.2 million of cash taxes paid on the gain on disposition of the directory assistance operations. The remaining adjustments include the elimination of the historical assets and liabilities of the directory assistance operations and the receipt of $3.5 million in stock consideration.

                           CFW COMMUNICATIONS COMPANY

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      for the Year Ended December 31, 1999
                    (in thousands, except per share amounts)

                                                    Acquisitions
                                     -------------------------------------------
                                     Richmond-                           West
                                      Norfolk               Virginia   Virginia
                             CFW        PCS        R&B      Alliance   Alliance   Pro Forma      Pro Forma
                          Historical Historical Historical Historical Historical Adjustments    As Adjusted
                          ---------- ---------- ---------- ---------- ---------- -----------    -----------
Operating revenues:
 Wireless
  communications........   $ 21,692   $ 50,456   $ 1,257    $ 13,377   $  2,989   $(14,986)(a)   $  74,785
 Wireline
  communications........     44,110        --     14,500         --         --         --           58,610
 Directory assistance...     12,104        --        --          --         --     (12,104)(a)         --
 Other communications
  services..............      4,028        --      1,012         --         --         --            5,040
                           --------   --------   -------    --------   --------   --------       ---------
                             81,934     50,456    16,769      13,377      2,989    (27,090)        138,435
                           --------   --------   -------    --------   --------   --------       ---------
Operating expenses:
 Cost of sales..........      8,143     15,137       --        5,864      3,065     (5,660)(a)      26,549
 Maintenance and
  support...............     16,609     10,498     4,917       6,638      4,130     (1,099)(a)      41,693
 Depreciation and
  amortization..........     12,623     13,866     2,808       7,770      2,068     24,477 (b)      63,612
 Asset impairment
  charge................      3,951        --        --          --         --         --            3,951
 Customer operations....     19,870     25,705     2,031       8,685      4,094    (10,576)(a)      49,809
 Corporate operations...      7,216      7,315     2,356       2,517      1,743       (981)(a)      20,166
                           --------   --------   -------    --------   --------   --------       ---------
                             68,412     72,521    12,112      31,474     15,100      6,161         205,780
                           --------   --------   -------    --------   --------   --------       ---------
Operating income
 (loss).................     13,522    (22,065)    4,657     (18,097)   (12,111)   (33,251)        (67,345)
Other income (expenses):
 Interest expense, net..       (905)    (1,462)     (348)     (8,042)    (1,176)   (58,840)(c)     (70,773)
 Net equity income
  (loss) from PCS and
  other wireless
  investees.............    (11,186)       --     (9,652)        --         --      21,357 (d)         519
 Gain/(loss) on sale of
  assets................      8,318       (806)      252         --         --         --            7,764
 Other income
  (expense).............        --        (171)      --          --         --       2,291 (e)       2,120
                           --------   --------   -------    --------   --------   --------       ---------
                            (3,773)     (2,439)   (9,748)     (8,042)    (1,176)   (35,192)        (60,370)
                           --------   --------   -------    --------   --------   --------       ---------
Income (loss) before
 income taxes and
 minority interest......      9,749    (24,504)   (5,091)    (26,139)   (13,287)   (68,443)       (127,715)
Income taxes (benefit)..      2,868        --       (917)        --         --     (40,398)(f)     (38,447)
                           --------   --------   -------    --------   --------   --------       ---------
Income (loss) before
 minority interests.....      6,881    (24,504)   (4,174)    (26,139)   (13,287)   (28,045)        (89,268)
Minority interests......       (388)       --        --          --         --         388 (a)         --
                           --------   --------   -------    --------   --------   --------       ---------
Net income (loss).......   $  6,493   $(24,504)  $(4,174)   $(26,139)  $(13,287)  $(27,657)      $ (89,268)
                           ========   ========   =======    ========   ========   ========       =========
Dividend requirements on
 preferred stock........                                                          $ 17,205 (g)   $  17,205
                                                                                  ========       =========
Income (loss) applicable
 to common shares.......                                                                         $(106,473)
                                                                                                 =========
Net loss per common
 share--basic...........                                                                         $   (6.36)
                                                                                                 =========
Average shares
 outstanding--basic.....                                                                            16,742
Other Data:
 EBITDA(h)..............     30,096     (8,199)    7,465     (10,327)   (10,043)    (8,774)            218
 Depreciation and
  amortization..........     12,623     13,866     2,808       7,770      2,068     24,477          63,612
 Interest expense paid
  or payable in cash....        905      1,462       685       8,304      1,176     56,006          68,538
Cash flows provided
 (used in):
 Operating activities...     31,547     (6,955)    7,680     (22,926)   (12,478)   (65,031)        (68,163)
 Investing activities...    (42,843)   (12,455)   (5,804)    (23,202)   (26,306)       --         (110,610)
 Financing activities...     11,452     19,832      (568)     46,132     38,781        --          115,629
 Pro forma deficiency of
  earnings to fixed
  charges...............                                                                          (128,234)

                           CFW COMMUNICATIONS COMPANY

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                   for the Three Months Ended March 31, 1999
                    (in thousands, except per share amounts)

                                                      Acquisitions
                                     -----------------------------------------------
                                      Richmond-              Virginia  West Virginia
                             CFW     Norfolk PCS    R&B      Alliance    Alliance     Pro Forma      Pro Forma
                          Historical Historical  Historical Historical  Historical   Adjustments    As Adjusted
                          ---------- ----------- ---------- ---------- ------------- -----------    -----------
Operating revenues:
 Wireless
  communications........   $  5,049    $11,981    $   344    $ 2,785      $   233     $ (3,596)(a)   $ 16,796
 Wireline
  communications........      9,802        --       3,455        --           --           --          13,257
 Directory assistance...      2,874        --         --         --           --        (2,874)(a)        --
 Other communications
  services..............      1,044        --         127        --           --           --           1,171
                           --------    -------    -------    -------      -------     --------       --------
                             18,769     11,981      3,926      2,785          233       (6,470)        31,224
                           --------    -------    -------    -------      -------     --------       --------
Operating expenses:
 Cost of sales..........      1,752      4,163        --       1,726          251       (1,230)(a)      6,662
 Maintenance and
  support...............      3,296      2,689        693      1,341          785         (264)(a)      8,540
 Depreciation and
  amortization..........      2,811      3,348        670      2,168          268        6,122 (b)     15,387
 Asset impairment
  charge................        --         --         --         --           --           --             --
 Customer operations....      4,567      7,080        626      1,719          692       (2,549)(a)     12,135
 Corporate operations...      1,650      2,052        577        641          408         (238)(a)      5,090
                           --------    -------    -------    -------      -------     --------       --------
                             14,076     19,332      2,566      7,595        2,404        1,841         47,814
                           --------    -------    -------    -------      -------     --------       --------
Operating income
 (loss).................      4,693     (7,351)     1,360     (4,810)      (2,171)      (8,311)       (16,590)
Other income (expenses):
 Interest expense, net..       (212)      (372)       (52)    (1,723)          (8)     (15,334)(c)    (17,701)
 Net equity income
  (loss) from PCS and
  other wireless
  investees.............     (2,278)       --      (2,045)       --           --         4,453 (d)        130
 Gain/(loss) on sale of
  assets................        --        (169)       --         --           --           --            (169)
 Other income
  (expense).............        --         --         --         --           --           573 (e)        573
                           --------    -------    -------    -------      -------     --------       --------
                             (2,490)      (541)    (2,097)    (1,723)          (8)     (10,308)       (17,167)
                           --------    -------    -------    -------      -------     --------       --------
Income (loss) before
 income taxes and
 minority interest......      2,203     (7,892)      (737)    (6,533)      (2,179)     (18,619)       (33,757)
Income taxes (benefit)..        774        --        (298)       --           --       (11,272)(f)    (10,796)
                           --------    -------    -------    -------      -------     --------       --------
Income (loss) before
 minority interests.....      1,429     (7,892)      (439)    (6,533)      (2,179)      (7,347)       (22,961)
Minority interests......        (89)       --         --         --           --            89 (a)        --
                           --------    -------    -------    -------      -------     --------       --------
Net income (loss).......   $  1,340    $(7,892)   $  (439)   $(6,533)     $(2,179)    $ (7,258)      $(22,961)
                           ========    =======    =======    =======      =======     ========       ========
Dividend requirements on
 preferred stock........                                                              $  4,230 (g)   $  4,230
                                                                                      ========       ========
Income (loss) applicable
 to common shares.......                                                                             $(27,191)
                                                                                                     ========
Net loss per common
 share--basic...........                                                                             $  (1.63)
                                                                                                     ========
Average shares
 outstanding--basic.....                                                                               16,722
Other Data:
 EBITDA(h)..............      7,504     (4,003)     2,030     (2,642)      (1,903)      (2,189)        (1,203)
 Depreciation and
  amortization..........      2,811      3,348        670      2,168          268        6,122         15,387
 Interest expense paid
  or payable in cash....        212        372        112      1,723          162       14,562         17,143
 Cash flows provided
  (used in):
 Operating activities...      6,260     (4,049)       621     (7,106)      (2,550)     (16,813)       (23,637)
 Investing activities...    (13,659)      (607)    (2,522)    (7,326)      (4,485)         --         (28,599)
 Financing activities...      7,398      4,799       (324)    14,434        7,035          --          33,342
 Pro forma deficiency of
  earnings to fixed
  charges...............                                                                              (33,887)

                           CFW COMMUNICATIONS COMPANY

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                   for the Three Months Ended March 31, 2000
                    (in thousands, except per share amounts)

                                                    Acquisitions
                                     -------------------------------------------
                                     Richmond-                           West
                                      Norfolk               Virginia   Virginia                   Pro
                             CFW        PCS        R&B      Alliance   Alliance   Pro Forma     Forma As
                          Historical Historical Historical Historical Historical Adjustments    Adjusted
                          ---------- ---------- ---------- ---------- ---------- -----------    --------
Operating revenues:
 Wireless
  communications........   $  5,880   $13,330    $   355    $ 4,789    $ 2,458    $ (3,853)(a)  $ 22,959
 Wireline
  communications........     13,875       --       3,990        --         --          --         17,865
 Directory assistance...      3,332       --         --         --         --       (3,332)(a)       --
 Other communications
  services..............        856       --         199        --         --          --          1,055
                           --------   -------    -------    -------    -------    --------      --------
                             23,943    13,330      4,544      4,789      2,458      (7,185)       41,879
                           --------   -------    -------    -------    -------    --------      --------
Operating expenses:
 Cost of sales..........      2,367     4,242        --       2,210      2,167      (1,551)(a)     9,435
 Maintenance and
  support...............      5,877     2,637      1,208      1,981      1,405        (342)(a)    12,766
 Depreciation and
  amortization..........      3,706     3,111        817      2,075        702       5,872 (b)    16,283
 Asset impairment
  charge................        --        --         --         --         --          --            --
 Customer operations....      5,361     6,886        777      2,392      1,682      (2,572)(a)    14,526
 Corporate operations...      2,359     1,709        689        775        459        (247)(a)     5,744
                           --------   -------    -------    -------    -------    --------      --------
                             19,670    18,585      3,491      9,433      6,415       1,160        58,754
                           --------   -------    -------    -------    -------    --------      --------
Operating income
 (loss).................      4,273    (5,255)     1,053     (4,644)    (3,957)     (8,345)      (16,875)
Other income (expenses):
 Interest expense, net..       (482)     (359)       (41)    (2,681)      (848)    (13,284)(c)   (17,695)
 Net equity income
  (loss) from PCS and
  other wireless
  investees.............     (3,625)      --      (3,080)       --         --        6,838 (d)       133
 Gain/(loss) on sale of
  assets................        --         24        --         --         --          --             24
 Other income
  (expense).............        --        --         --         --         --          573 (e)       573
                           --------   -------    -------    -------    -------    --------      --------
                             (4,107)     (335)    (3,121)    (2,681)      (848)     (5,873)      (16,965)
                           --------   -------    -------    -------    -------    --------      --------
Income (loss) before
 income taxes and
 minority interest......        166    (5,590)    (2,068)    (7,325)    (4,805)    (14,218)      (33,840)
Income taxes (benefit)..         44       --        (842)       --         --       (9,067)(f)    (9,865)
                           --------   -------    -------    -------    -------    --------      --------
Income (loss) before
 minority interests.....        122    (5,590)    (1,226)    (7,325)    (4,805)     (5,151)      (23,975)
Minority interests......        (74)      --         --         --         --           74 (a)       --
                           --------   -------    -------    -------    -------    --------      --------
Net income (loss).......   $     48   $(5,590)   $(1,226)   $(7,325)   $(4,805)   $ (5,077)     $(23,975)
                           ========   =======    =======    =======    =======    ========      ========
Dividend requirements on
 preferred stock........                                                          $  4,523 (g)  $  4,523
                                                                                  ========      ========
Income (loss) applicable
 to common shares.......                                                                        $(28,498)
                                                                                                ========
Net loss per common
 share--basic...........                                                                        $  (1.70)
                                                                                                ========
Average shares
 outstanding--basic.....                                                                          16,767
                                                                                                ========
Other Data:
 EBITDA(h)..............      7,979    (2,144)     1,870     (2,569)    (3,255)     (2,473)         (592)
 Depreciation and
  amortization..........      3,706     3,111        817      2,075        702       5,872        16,283
 Interest expense paid
  or payable in cash....        482       359        108      2,681        896      12,610        17,136
 Cash flows provided
  (used in):
 Operating activities...      5,712    (4,024)     2,025     (5,808)    (1,433)    (15,146)      (18,674)
 Investing activities...    (11,157)   (1,544)      (474)    14,724     14,301         --         15,850
 Financing activities...      5,558     5,415       (348)    (8,915)     2,195         --          3,905
 Pro forma deficiency of
  earnings to fixed
  charges...............                                                                         (33,973)

                          CFW COMMUNICATIONS COMPANY

           NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

  The pro forma adjustments to the Statement of Operations exclude $5.6 million ($3.4 million, net of $2.2 million tax) related to a bridge commitment fee, $368,000 ($225,000, net of $143,000 tax) write-off of deferred loan costs associated with existing indebtedness, $64.1 million ($39.4 million, net of $24.7 million tax) gain on disposition of RSA 5 and the analog assets and operations of RSA 6, $29.9 million ($17.7 million, net of $12.2 million tax) gain on disposition of the directory assistance operations, $2.4 million ($1.5 million, net of $.9 million tax) of costs associated with one-time transaction expenses, $.8 million ($.5 million, net of $.3 million tax) of costs associated with the debt prepayment premium and $3.5 million ($2.1 million, net of $1.4 million tax) of non-cash transaction expense related to the 100,000 warrants issued to Welsh Carson in connection with their bridge commitment. Such amounts represent non-recurring items that we anticipate will be recorded in our Consolidated Statement of Operations primarily during the third and fourth quarters of 2000.

(a) The pro forma adjustments to revenue, cost of goods sold, operating expenses and minority interest represent (i) the elimination of operating results associated with the disposition of the analog assets and operations of RSA 6 and the disposition of the directory assistance operations, (ii) the elimination of certain intercompany revenues and expenses between combining companies, and (iii) incremental rent expense associated with the sale of certain tower assets that occurred in the first quarter of 2000 and the subsequent leaseback of such tower assets.

(b) The pro forma adjustment to depreciation and amortization expense reflects
    (i) the elimination of historical depreciation expense associated with the sale of certain tower assets that occurred in the first quarter of 2000, the disposition of RSA 6 and the directory assistance operations, and (ii) the application of purchase accounting to R&B Communications, Richmond-Norfolk PCS and the Alliances.

                                                      Three Months Ended
                                  Year Ended     -----------------------------
                               December 31, 1999 March 31, 1999 March 31, 2000
                               ----------------- -------------- --------------
                                                 (in thousands)
   Historical depreciation
    elimination:
     Tower asset sales........      $  (759)         $ (223)        $ (403)
     RSA 6....................         (316)            (77)           (84)
     Directory assistance
      operations..............         (859)           (181)          (244)
                                    -------          ------         ------
                                    $(1,934)         $ (481)        $ (731)
                                    -------          ------         ------
   Purchase accounting(1):
     R&B Communications.......      $ 5,483          $1,371         $1,371
     Richmond-Norfolk PCS.....       19,019           4,755          4,755
     Transaction expenses.....          225              56             56
     Alliances................        1,684             421            421
                                    -------          ------         ------
                                    $26,411          $6,603         $6,603
                                    -------          ------         ------
   Total depreciation and
    amortization expense
    adjustment................      $24,477          $6,122         $5,872
                                    =======          ======         ======

--------
  (1) The merger with R&B Communications, the acquisition of Richmond-Norfolk PCS and the consolidation of the Alliances will be accounted for as purchases. Under purchase accounting, the total purchase cost will be allocated to the assets acquired and liabilities assumed, based on valuations and other studies, as of the date of acquisition. The actual allocation of purchase cost and the resulting effect on income from operations may differ significantly from the estimated pro forma amounts included in this document. For pro forma purposes, the preliminary goodwill balance is being amortized over 20 years.

(c) The pro forma adjustment to interest expense reflects our new senior credit facility, senior notes, retained indebtedness and amortization of related debt issuance costs less the historical interest expense on debt repaid.

                          CFW COMMUNICATIONS COMPANY

   A .125% increase or decrease in the assumed interest rate applicable to our new senior credit facility and senior notes would change the pro forma interest expense and income before taxes by $657,000 for the year ended December 31, 1999 and $164,000 for the three months ended March 31, 2000 and 1999.

(d) Represents the elimination of the equity losses related to the Alliances, previously recorded by us and R&B Communications. After the transactions are complete, we will control the Alliances. The Alliances' income statements will therefore be consolidated with us. See note (5) to unaudited pro forma balance sheet for further explanation.

(e) Includes (i) rental income earned on the assets excluded from the disposition of the directory assistance operations, and (ii) amortization of the deferred gain from the sale and leaseback of certain tower assets.

(f) Includes the tax effect of the pro forma adjustments and the consolidation of the Alliances and Richmond-Norfolk PCS at the applicable effective tax rate.

(g) Represents the 8 1/2% per annum dividend on the Series B preferred stock and the 5 1/2% per annum dividend on the Series C preferred stock, which both accrete semi-annually, plus the accretion of the discount related to the 500,000 warrants and transaction expenses related to the sale of our preferred stock. This calculation assumes shareholder approval. In the absence of shareholder approval, our Series D preferred stock will remain outstanding, which would result in total preferred dividends of $32.7 million for the year ended December 31, 1999 and $9.1 million and $7.9 million for the three months ended March 31, 2000 and 1999, respectively.

(h) EBITDA is defined, for any period, as earnings before income taxes and minority interest, interest expense, interest income, depreciation and amortization, gain (loss) on sale of fixed assets, net equity income (loss) from investees and asset impairment charges. EBITDA should not be construed as an alternative to operating income or cash flows from operating activities, both of which are determined in accordance with generally accepted accounting principles, or as a measure of liquidity. Because it is not calculated under generally accepted accounting principles, our EBITDA may not be comparable to similarly titled measures used by other companies.

  Pro forma EBITDA is calculated as follows:

                                                            Three Months
                                                                Ended
                                                          ------------------
                                           Year Ended      March     March
                                        December 31, 1999 31, 1999  31, 2000
                                        ----------------- --------  --------
                                                  (in thousands)
   Pro forma net loss before income
    taxes and minority interest........     $(127,715)    $(33,757) $(33,840)
   Adjustments:
     Other income......................        (2,120)        (573)     (573)
     (Gain) loss on sale of fixed
      assets...........................        (7,764)         169       (24)
     Net equity income from other
      wireless investees...............          (519)        (130)     (133)
     Interest expense, net.............        70,773       17,701    17,695
     Asset impairment charge...........         3,951          --        --
     Depreciation and amortization.....        63,612       15,387    16,283
                                            ---------     --------  --------
   Pro forma EBITDA....................     $     218     $ (1,203) $   (592)
                                            =========     ========  ========